Exhibit 99.1

RITA Medical Systems, Inc.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of RITA Medical Systems, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald Stewart, Acting Chief Executive Officer, Chief Financial Officer and Vice President, Finance and Administration of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DONALD STEWART
Donald Stewart Acting Chief Executive Officer, Chief Financial Officer and Vice President, Finance and Administration May 15, 2003